LAW OFFICES OF JONATHAN D. STRUM
5638 Utah Avenue, NW – Washington DC 20015
Telephone: (202) 362-9027  –  Facsimile: (202) 362-9037
____________________________________
Email: jdstrum@jdstrumlaw.com

December 29, 2011

VIA ELECTRONIC TRANSMISSION

Board of Directors of
Aquino Milling, Inc.

RE:      Aquino Milling Inc.; Form S-1 Registration Statement

Ladies and Gentlemen:

         We refer to the above-captioned registration statement on Form S-1 ("Registration Statement") under the Securities Act of 1933, as amended ("Act"), filed by Aquino Milling Inc., a Delaware corporation ("Company"), with the Securities and Exchange Commission.  The Registration Statement relates to the offer and sale by the selling stockholders named therein of up to 500,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), of the Company.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

         Based on our examination mentioned above, we are of the opinion that the Common Stock outstanding on the date hereof that are being registered for resale by the selling stockholders of the Company are validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/
Jonathan D. Strum